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                                                                      EXHIBIT 99


                                              Contact:

                                              Melissa Viglielmo
                                              Vice President
                                              Corporate Marketing and Strategy
                                              (203) 299-7522

                                              Patty DeLana
                                              Director
                                              Public Relations
                                              (203) 299-7211


               Modem Media Announces CentrPort Transactions and
                  Comments on Fourth Quarter and 2001 Outlook
           Investor Conference Call Scheduled to Review Information


NORWALK, CT --December 22, 2000 -- Modem Media (Nasdaq: MMPT), the exclusive builder and marketer of customer-focused Me-businesssm solutions, today announced the completion of a series of transactions that provide funds to Modem Media and its subsidiary CentrPort, resulting in the sale of a portion of its equity interest in CentrPort. Modem Media will remain a strategic partner and minority equity owner in CentrPort. The Company also commented on its outlook for the quarter ending December 31, 2000 and the year 2001.

CentrPort Transactions
Modem Media completed a series of transactions that provide for the financing of CentrPort and the sale of a portion of its equity interest in CentrPort. A group of investors, led by Thomas Weisel Capital Partners, has agreed to pay Modem Media $5 million in cash for a portion of Modem Media's equity interest in CentrPort and invest up to an additional $22 million in cash directly into CentrPort to fund its operations. Other investors include, Venture Strategy Partners, Trident Capital, Draper Richards, and Wheatley Partners. As a result, Modem Media's ownership interest in CentrPort has been reduced to approximately 15.2%, below the requirement to consolidate CentrPort's financial results with those of Modem Media. Modem Media's remaining investment in CentrPort is now reflected at cost in the Company's financial statements. Modem Media has also been granted warrants to purchase 0.5% of the equity of CentrPort, on a fully diluted basis, and can earn warrants to purchase up to an additional 3.0% if certain performance targets are achieved. Modem Media's accounting for its investment in CentrPort will not change with the grant or exercise of these warrants, nor will Modem Media be obligated to participate in any funding obligations that may arise.

     Of the total purchase price of $5 million for a portion of Modem Media's equity



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interest in CentrPort, $2.5 million is not scheduled to be received until
December 21, 2001. This remaining amount may increase by $0.7 million upon achieving certain resale targets. The underlying agreements provide that CentrPort will be Modem Media's preferred vendor and obligates Modem Media to resell a certain amount of CentrPort products and services during 2001.

The sale of Modem Media's equity interest in CentrPort may result in a pre-tax gain of approximately $2 million. This preliminary gain has been deferred until Modem Media's obligations under the reseller and other agreements have been met.

"CentrPort's state-of-the-art technology offerings have been instrumental in helping Fortune 500 companies identify and recognize customers and their needs and respond to them with the right content, services or utility at the right time via the right channel. As a true pioneer in this space, CentrPort is the only provider to offer such precision in cross-channel customer measurement and management," said G. M. O'Connell, Modem Media Chairman and CEO. "This transaction will not only help to ensure that Modem Media and our clients continue to benefit from CentrPort's outstanding services but will also provide Modem Media with cash for our core business. Additionally, this arrangement should ensure that the CentrPort business is adequately funded to add the sales, marketing and technology infrastructure necessary to actively grow this business to its full potential."

Fourth Quarter and 2001 Outlook
Modem Media currently anticipates that total revenues in the fourth quarter will approximate $36 million. Total revenues for the third quarter were $37.8 million. Fourth quarter EBITA (before the amortization of intangibles and any fourth quarter special items) is currently estimated to be approximately breakeven. For the third quarter, EBITA was $1.5 million.

In addition to finalizing the CentrPort transaction, steps have also been taken to reduce the Company's overall expense base. These actions will result in a fourth quarter pre-tax charge of $3 million to $4 million. The charge includes severance costs for 36 employees, slightly less than 4% of the Company's total workforce, and costs to reduce the Company's office space under lease in San Francisco and Tokyo. The space reduction costs include the write-off of leasehold improvements and supporting assets.

"I am satisfied with what we anticipate will be very solid performance in a fourth quarter of considerable industry uncertainty. We continue to deliver on those items that are critical to remaining a strong leader in the business, a healthy strategic partner to our clients and a vibrant organization for our employees. Our challenge will continue to be prudent expense management on a domestic and international basis. We have set in motion actions to limit our exposure in the major expense areas; the losses from our CentrPort subsidiary, our Japanese overhead costs and


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lower than acceptable utilization levels." Bob Allen, President and Chief
Operating Officer, stated. "Our client base remains dominated by Fortune 500 and large international companies, where we continue to see some moderation in spending, but a solid pipeline of business for 2001. Accordingly, we expect 2001 revenue growth for Modem Media to be in the range of 20% to 25%. The Company's operating earnings and cash flow in 2001 will reflect the benefit of the CentrPort transactions and the expense reductions implemented in the fourth quarter. We expect these actions will provide significant cost savings and contribute to an EBITA margin of at least 8% for 2001."

Conference Call
Modem Media will host a conference call to discuss this information on Friday, December 22, 2000 at 12:30 p.m. EST/ 9:30 a.m. PST. To participate in the conference call, please dial 1-800-521-5439 or for international callers 303-267-1001, approximately ten minutes prior to the call. A replay of the call will be available through January 5, 2001. To access the replay, please dial 800-625-5288 or for international callers 303-804-1855. The access code is 893800. The call will also be available through webcast at www.modemmedia.com under Investor Information and Conference Calls. The call will remain website accessible through January 5, 2001.

About Modem Media
Founded in 1987, Modem Media (http://www.modemmedia.com) provides Internet strategy and end-to-end Me-businesssm solutions to Fortune 500 companies and select Internet start-ups. As an Internet pioneer, Modem Media has been a driving force in the digital economy and is the exclusive developer of Me-businesssm solutions, a unique customer-focused approach to Internet business. The Company's award-winning Internet-related services include strategic planning and consulting, engineering, visual and information design, media distribution and project management. With approximately 1,000 professionals worldwide, Modem Media's global presence includes its headquarters in Norwalk, CT, and offices in New York City, San Francisco, Toronto, London, Paris, Munich, Hong Kong, Tokyo and Sao Paulo. Modem Media has created customer-focused Internet solutions for global brands such as Citibank, General Electric, Weight Watchers, General Motors, Delta Air Lines, Philips, IBM and JCPenney.

About CentrPort

CentrPort (http://www.centrport.com/) is the outsourced solution that enables Continuous Customer Development (CCD) tm across all channels. CentrPort optimizes customer acquisition, development and retention through: single customer view across all marketing channels, decision-directed segmentation and analytics, and real-time synchronization of message delivery. The ADVANCE tm Reporting Suite of software is easy to use, yet flexible enough to be specific to marketers needs.


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The CentrPort Analytic Team provides leading-edge consulting and strategic direction. Headquartered in Westport, CT, CentrPort is currently deploying CCD tm solutions for leading Fortune 500 clients, agencies and professional services firms.

# # #

Me-business is a service mark of Modem Media
CentrPort is a service mark of CentrPort, Inc.

This press release contains statements that are "forward-looking" within the meaning of applicable federal securities laws, including the Company's revenue results and growth rates, EBITA results and targets, gross margins, expense reductions, cost savings, clients' demand for services and their spending, receipt of additional cash as a result of the CentrPort transaction, and the achievement of its CentrPort resale targets, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ include timing and scope of new projects and client initiatives, demand for the Company's services and CentrPort's products, spending levels of the Company's clients, the timing of the reduction of office space in San Francisco and Japan and other cost saving efficiency programs, pricing pressures in the market place, the ability to attract and retain qualified professionals and other factors more fully discussed in our filings with the Securities and Exchange Commission.


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